Exhibit 10.18

RESTRICTED STOCK GRANT AGREEMENT

Date     , 2010

Name

Address

City, ST, Zip

Re:	Motricity, Inc. Grant of Restricted Stock

Dear Sohail:

Motricity, Inc. (the “Company”) is pleased to advise you (the “Grantee”) that, pursuant to the 2004 Stock Incentive Plan of Motricity, Inc. (the “Plan”), the Company’s Compensation Committee has granted to you shares of the Company’s Common Stock, par value $0.001 per share, as set forth below (the “Restricted Shares”), subject to the terms and conditions set forth herein. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan.

Grant Date:	xxxxx
Total Number of Restricted Shares:	xxxxx

1. Issuance of Shares. In consideration of the Grantee’s service as an employee of the Company, the Restricted Shares shall be issued to the Grantee, and, upon payment to the Company by the Grantee of the aggregate par value thereof, which payment shall be made on the date hereof, shall be fully paid and nonassessable and shall be represented by a certificate or certificates issued in the name of the Grantee and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

2. Conformity with Plan. The grant of Restricted Shares is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

3. Vesting Forfeiture of Shares.

(a) To the extent that the Restricted Shares have not previously been forfeited to the Company pursuant to Section 3(f), if a Qualified Sale of the Company or a Qualified Public Offering is consummated during the Grantee’s employment with the Company, the Restricted Shares shall vest as follows:

(i) If no Change of Control Transaction shall have occurred prior to the Trigger Date, then on the Trigger Date, a number of Restricted Shares equal to the product of (A)  1/16 of the total Restricted Shares multiplied by (B) the number of Calendar Quarter Anniversaries that occurred prior to the Trigger Date shall vest and become non-forfeitable; and

(ii) If a Change of Control Transaction occurs on or before the Trigger Date, then on the Trigger Date, a number of Restricted Shares equal to the sum of (A) one-half of the Restricted Shares plus (B) the product of (1)  1/32 of the total Restricted Shares multiplied by (2) the number of Calendar Quarter Anniversaries that occurred prior to the Trigger Date shall vest and become non-forfeitable; and

(iii) On each Calendar Quarter Anniversary that occurs (A) after the Trigger Date and (B) on a date when no Change of Control Transaction shall have occurred, an additional  1/16 of the total Restricted Shares shall vest and become non-forfeitable; and

(iv) On each Calendar Quarter Anniversary that occurs (A) after the Trigger Date and (B) after a Change in Control Transaction has occurred or on the date that a Change of Control Transaction occurs, an additional  1/32 of the total Restricted Shares shall vest and become non-forfeitable; and

(v) If a Change of Control Transaction occurs after the Trigger Date, one-half of the then unvested Restricted Shares shall vest and become non-forfeitable on the date that such Change of Control Transaction occurs; and

(vi) If the Grantee’s employment with the Company is terminated within 12 months after a Change of Control Transaction occurs (A) by the Company other than for Cause or Disability, or (B) by the Grantee for Good Reason, all of the then unvested Restricted Shares shall vest and become non-forfeitable as of the date of the Grantee’s termination; and

(vii) If the Grantee’s employment with the Company is terminated by the Company other than for Cause or Disability but not within 12 months after a Change of Control Transaction occurs, one-half of the then unvested Restricted Shares shall vest and become non-forfeitable as of the date of the Grantee’s termination and the remaining Restricted Shares shall be forfeited as of the date of the Grantee’s termination.

(b) To the extent that the Restricted Shares have not previously been forfeited to the Company pursuant to Section 3(f), if a Qualified Sale of the Company or a Qualified Public Offering is consummated after the termination of the Grantee’s employment with the Company, the Restricted Shares shall vest as follows:

(i) If the Grantee’s employment with the Company is terminated within 12 months after a Change of Control Transaction occurs (A) by the Company other than for Cause or Disability, or (B) by the Grantee for Good Reason, all of the Restricted Shares shall vest and become non-forfeitable on the Trigger Date; or

(ii) If the Grantee’s employment with the Company is terminated by the Company other than for Cause or Disability more than 12 months after the occurrence of a Change in Control Transaction, a number of Restricted Shares equal to the sum of (A) three-quarters of the Restricted Shares plus (B) the product of (1)  1/64 of the total Restricted Shares multiplied by (2) the number of Calendar Quarter Anniversaries that occurred prior to the date of such termination shall vest and become non-forfeitable on the Trigger Date, and the remaining Restricted Shares shall be forfeited as of the date of the Grantee’s termination; or

(iii) If the Grantee’s employment with the Company is terminated by the Company other than for Cause or Disability on a date when no Change of Control Transaction shall have occurred, a number of Restricted Shares equal to the sum of (A) one-half of the Restricted Shares plus (B) the product of (1)  1/32 of the total Restricted Shares multiplied by (2) the number of Calendar Quarter Anniversaries that occurred prior to the date of such termination shall vest and become non-forfeitable on the Trigger Date, and the remaining Restricted Shares shall be forfeited as of the date of the Grantee’s termination; or

(iv) If the Grantee’s employment with the Company is terminated by the Grantee for any reason, or by the Company for Cause or Disability, upon or after the occurrence of a Change in Control Transaction, a number of Restricted Shares equal to the sum of (A) one-half of the Restricted Shares plus (B) the product of (1)  1/32 of the total Restricted Shares multiplied by (2) the number of Calendar Quarter Anniversaries that occurred prior to the date of such termination shall vest and become non-forfeitable on the Trigger Date, and the remaining Restricted Shares shall be forfeited as of the date of the Grantee’s termination; or

(v) If the Grantee’s employment with the Company is terminated by the Grantee for any reason, or by the Company for Cause or Disability, on a date when no Change of Control Transaction shall have occurred, a number of Restricted Shares equal to the product of (A)  1/16 of the total Restricted Shares multiplied by (B) the number of Calendar Quarter Anniversaries that occurred prior to the date of such termination shall vest and become non-forfeitable on the Trigger Date, and the remaining Restricted Shares shall be forfeited as of the date of the Grantee’s termination.

(c) Notwithstanding the foregoing, in no event shall more than 3,500,000 Restricted Shares vest for any reason.

(d) After some or all of the Restricted Shares vest and become non-forfeitable, certificate(s) representing such vested and non-forfeitable Restricted Shares shall be delivered to the Grantee by the Company reasonably promptly upon the Company’s receipt of a written request from the Grantee.

(e) If the Grantee’ s employment with the Company is terminated after the consummation of a Qualified Sale of the Company or Qualified Public Offering, all of the Restricted Shares which have not become vested and non-forfeitable as a result of such termination or otherwise shall automatically be forfeited by the Grantee to the Company.

(f) On the date that is ten (10) years after the Grant Date, any Restricted Shares which have not vested and become non-forfeitable shall automatically be forfeited by the Grantee to the Company.

(g) No fractional shares shall be issued under this Agreement. If, upon the occurrence of an event that results in the forfeiture of Restricted Shares, the number of shares that have vested and become non-forfeitable includes a fraction of a share, the Company shall pay to the Grantee an amount of cash equal to the Fair Market Value of such fractional share in lieu of issuing a certificate for such fractional share.

4. Dividend, Voting and Other Rights. Except as otherwise provided in this Agreement, from and after the Grant Date, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereto, provided, however, that any additional Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, recapitalization, combination of shares, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same risk of forfeiture, certificate delivery provisions and restrictions on transfer as the forfeitable Restricted Shares in respect of which they are issued or transferred and shall become Restricted Shares for the purposes of this Agreement, and provided further that, any dividend paid with respect to unvested Restricted Shares for which an election under Section 83(b) of the Code .has not been made (i) constitutes compensation income subject to all applicable tax withholding and (ii) shall be paid on or about the date the such dividend is paid to holders of the Company’s Common Stock generally, but in any event not later than the later of (A) the calendar year in which such dividend is declared and (B) the fifteenth (15th) day of the third month following the date such dividend is declared.

5. Restrictions on Transfer of Unvested Shares. The Restricted Shares may not be sold, assigned, transferred, conveyed, pledged, exchanged or otherwise encumbered or disposed of (each, a “Transfer”) by the Grantee, except to the Company or as permitted under the Plan, unless and until they have become non-forfeitable as provided in Section 3 hereof. Any purported encumbrance or disposition in violation of the provisions of this section or the Plan shall be void AB INITIO, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares. As and when permitted by the Plan, the Committee may in its sole discretion waive the restrictions on transferability with respect to all or a portion of the Restricted Shares. Notwithstanding the foregoing, Grantee may not Transfer Restricted Shares which have vested and become non-forfeitable as provided in Section 3 hereof unless such Transfer is in compliance with the provisions of Sections 7 and 8 of this Agreement.

6. Representations and Warranties of Grantee. The Grantee represents and warrants to the Company that:

(a) Agrees to Terms of the Plan and Agreement. The Grantee has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Restricted Shares and that the Grantee should consult his personal legal and financial advisors prior to such exercise or disposition.

(b) Purchase for Own Account for Investment. Any shares of Restricted Stock shall be acquired for the Grantee’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the shares within the meaning of the Securities Act. The Grantee has no present intention of selling or otherwise disposing of all or any portion of the Restricted Shares.

(c) Access to Information. The Grantee has access to all information regarding Motricity and its present and prospective business, assets, liabilities and financial condition that the Grantee reasonably considers important in making a decision to acquire the Restricted Shares. The Grantee acknowledges he has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment and that he has full access to review the Initial S-1 filing materials through the following link:

http://www.sec.gov/Archives/edgar/data/1336691/000119312510010871/ds1.htm

(d) Understanding of Risks. The Grantee is fully aware of: (i) the highly speculative nature of the investment in the Restricted Shares; (ii) the financial hazards involved in acquisition of Restricted Shares; (iii) the lack of liquidity of the Restricted Shares and the restrictions on transferability of such Restricted Shares; (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Restricted Shares. The Grantee is capable of evaluating the merits and risks of this investment, has the ability to protect his own interests in this transaction and is financially capable of bearing a total loss of this investment.

(e) No General Solicitation. At no time was the Grantee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Restricted Shares.

(f) Compliance with Securities Laws. The Restricted Shares have not been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act and, notwithstanding any other provision of this Agreement or the Plan to the contrary, the issuance of the Restricted Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. The Grantee agrees to cooperate with the Company to ensure compliance with such laws.

(g) No Transfer Unless Registered or Exempt. The Grantee understands that he may not transfer any Restricted Shares unless such shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. The Grantee understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Restricted Shares. The Grantee has also been advised that exemptions from registration and qualification may not be available or may not permit the Grantee to transfer all or any of the Restricted Shares in the amounts or at the times proposed by him.

(h) Income Tax Consequences. The Company has made no warranties or representations to the Grantee with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Grantee is in no manner relying on the Company or its representatives of an assessment of such tax consequences.

7. Restrictions on Vested Shares.

(a) General. As a condition to the issuance and delivery of Restricted Shares that have vested and become non-forfeitable, or the grant of any benefit pursuant to the terms of the Plan, the Company may require the Grantee to become a party to a stockholders agreement, other agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock of the Company or such other agreements (including but not limited to employment agreements, consulting agreements, non-competition agreements, confidentiality agreements or similar agreements) imposing such restrictions as may be required by the Company. In addition, without in any way limiting the effect of the foregoing, the Grantee or any other holder of Shares issued under the Plan shall be permitted to transfer such Shares only if such transfer is in accordance with the terms of Section 10 of the Plan, this Agreement and any other applicable agreements. The acquisition of Restricted Shares under this Agreement by the Grantee or any other holder of such shares shall be subject to, and conditioned upon, the agreement of the Grantee or other holder of such Shares to the restrictions described in Section 10 of the Plan, this Agreement and any other applicable agreements.

(b) Right of First Refusal.

(i) Except as permitted by Section 7(b)(iii), the Grantee will not sell, transfer, devise, bequest, gift or otherwise dispose of all or any of the Restricted Shares that have vested and become non-forfeitable unless he or she first receives a bona fide written offer to purchase such Restricted Shares for cash and then complies fully with the provisions of this Section 7(b). Within ten (10) days of receiving a bona fide offer to purchase some or all of his or her Restricted Shares that have vested and become non-forfeitable, the Grantee shall give the Company written notice of the receipt of the purchase offer. This notice (the “Sales Notice”) shall contain (i) the name and address of the prospective purchaser, (ii) the number of Restricted Shares involved in the proposed purchase, the purchase price of the Restricted Shares, the terms of payment and any other terms of the proposed purchase, (iii) a copy of the written purchase offer and (iv) evidence that the proposed transfer will comply with all applicable federal and state securities laws. For a period of thirty (30) days following the Company’s receipt of the Sales Notice, the Company shall have the right and option to purchase some or all of the Restricted Shares proposed to be sold by the Grantee on the terms and conditions specified in the Sales Notice. The Company may exercise its purchase option by giving written notice of exercise to the

Grantee within thirty (30) days of its receipt of the Sales Notice. The Company may, at its sole discretion, assign its rights under this Section 7(b)(i) to one or more of the Company’s stockholders. If the Company (or its assignees) does not elect to purchase some or all of the Restricted Shares proposed to be sold by the Grantee, the Grantee shall have the right, for a period of thirty (30) days after the expiration or express rejection by the Company of its purchase option, to sell the Restricted Shares not purchased by the Company (or its assignees) to the prospective purchaser named in the Sales Notice on the terms and conditions contained in the Sales Notice. As an absolute condition to any such sale, the purchaser of the Restricted Shares and his or her spouse, if applicable, shall execute and deliver to the Company an agreement containing substantially the same provisions as are set forth in Sections 7(b) and 8 of this Agreement.

(ii) Upon the death of the Grantee, or if the Grantee shall involuntarily transfer some or all of the Restricted Shares for any reason other than death, including without limitation any involuntary transfer by or pursuant to any bankruptcy, insolvency, dissolution, divorce, equitable distribution, court order, attachment or similar proceeding or otherwise by operation of law, the Grantee or representative of the deceased Grantee shall give the Company prompt written notice of such death or involuntary transfer and the Company shall have the right and option, for a period of thirty (30) days following the Company’s receipt of such written notice, to purchase some or all of the Restricted Shares owned by the deceased Grantee or some or all of the Restricted Shares being transferred by the Grantee in the involuntary transfer (either, the “Subject Shares”) at a cash purchase price equal to the fair value of the Subject Shares on the date of the Grantee’s death or the date of involuntary transfer as determined by the Company’s Board of Directors in good faith. The Company may exercise its purchase option by giving written notice of exercise to the Grantee or the deceased Grantee’s representative within thirty (30) days of its receipt of written notice of the Grantee’s death or involuntary transfer. The Company may, at its sole discretion, assign its rights under this Section 7(b) (ii) to one or more of the Company’s stockholders. If the Company (or its assignees) does not elect to purchase some or all of the Subject Shares, the Subject Shares shall pass to the Grantee’s devisees or heirs, or under the terms of the involuntary transfer, whichever is applicable; provided, however, that the Subject Shares shall continue to be subject to the terms and conditions of this Agreement with the same force and effect as if the devisee, heir or involuntary transferee were an original signatory to this Agreement and any such devisee, heir or involuntary transferee shall be deemed to be the Grantee under this Agreement. The Grantee hereby binds his or her personal representative to sell all Subject Shares owned by the Grantee at the time of his or her death in accordance with the provisions of this Section 7(b)(ii).

(iii) Notwithstanding any provision of Sections 7(b)(i) or 7(b)(ii) to the contrary, a sale, transfer, devise, bequest, gift or other disposition of any Restricted Shares that have vested and become non-forfeitable by the Grantee to or for the benefit of one or more Permissible Transferees shall not be subject to the rights of first refusal set forth in Sections 7(b)(i) and 7(b)(ii); provided, however, that the Restricted Shares so transferred shall continue to be subject to the terms and conditions of this Agreement with the same force and effect as if the devisee, heir or transferee were an original signatory to this Agreement and any such devisee, heir or transferee shall be deemed to be the Grantee under this Agreement. As an absolute condition to any such sale, transfer, device, bequest, gift or other disposition, any devisee, heir or transferee and his or her spouse, if applicable, shall execute and deliver to the Company an agreement containing substantially the same provisions as are set forth in Sections 7(b) and 8 of this Agreement.

(iv) The provisions of this Section 7(b) shall terminate upon the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act.

(c) Compliance with Applicable Law, Rules and Regulations. The Company may impose such restrictions on the Award and the Restricted Shares as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such securities. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer Restricted Shares under the Plan or this Agreement, make any other distribution of benefits under the Plan or this Agreement, or take any other action, unless such delivery, distribution or action is in compliance with applicable law (including but not limited to the requirements of the Securities Act). The Company may cause a restrictive legend to be placed on any certificate issued pursuant to the Award in such form as may be prescribed from time to time by applicable law or as may be advised by legal counsel.

8. Lock-Up. Notwithstanding any other provision of this Agreement to the contrary, if so requested by the Company and an underwriter, the Grantee agrees not to sell or otherwise transfer or dispose of any Restricted Shares that have vested and become non-forfeitable or other securities of the Company held by him (other than those included in such registration) during the one hundred eighty (180) day period following the effective date of a registration statement filed by the Company under the Securities Act, provided that (i) such agreement shall apply only to the first such registration statement of the Company including equity securities to be sold on its behalf to the public in an underwritten initial public offering and (ii) all officers and directors of the Company and all other holders of at least one percent (1%) of the Company’s then outstanding voting securities enter into similar agreements. In the event that the Company and an underwriter release any security holder of the Company from the restrictions set forth in the preceding sentence (or substantially comparable restrictions set forth in any other agreement), then the Grantee shall be released from such restrictions to the same extent and at the same time. The Company may impose stop transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

9. Confidentiality.

(a) Third Party Information. You understand that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of your employment with or service to the Company and its Subsidiaries and thereafter, you will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use, except in connection with your work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing or unless and to the extent that the Third Party Information, (i) becomes generally known to and available for use by the public other than as a result of your acts or omissions to act, (ii) was known to you prior to your employment with or service to the Company or any of its Subsidiaries and Affiliates, or (iii) is required to be disclosed pursuant to any applicable law or court order.

(b) Use of Information of Prior Employers. During your employment or service, you will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom you have an obligation of confidentiality, and will not bring onto the premises of the Company, its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other person to whom you have an obligation of confidentiality unless consented to in writing by the former employer or person. You will use in the performance of your duties only information which is (i)(A) common knowledge in the industry or (B) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, its Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other person to whom you have an obligation of confidentiality, approved for such use in writing by such former employer or person.

(c) Acknowledgments. You acknowledge that your obligations under this Section 9 are (i) in addition to, and not in limitation of, any obligation of yours under the terms of any employment agreement with the Company or a Subsidiary, and (ii) in consideration of (A) your employment with the Company or its Subsidiaries, (B) the issuance of the Restricted Shares by the Company and (C) additional good and valuable consideration as set forth in this Agreement. In addition, you agree and acknowledge that the restrictions contained in this Section 9 do not preclude you from earning a livelihood, nor do they unreasonably impose limitations on your ability to earn a living. In addition, you acknowledge (i) that the business of the Company or its Subsidiaries will be international in scope and without geographical limitation, (ii) notwithstanding the state of incorporation or principal office of the Company or its Subsidiaries, or any of their respective executives or employees (including you), it is expected that the Company or its Subsidiaries will have business activities and have valuable business relationships within its industry throughout the world, and (iii) as part of your responsibilities, you will be traveling and conducting business throughout the world in furtherance of the Company’s business and its relationships. You agree and acknowledge that the potential harm to the Company or its Subsidiaries of the non-enforcement of this Section 9 outweighs any potential harm to you of its enforcement by injunction or otherwise. You acknowledge that you have carefully read this Agreement and have given careful consideration to the restraints imposed upon you by this Agreement, and are in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, its Subsidiaries and Affiliates now existing or to be developed in the future. You expressly acknowledge and agree that each and every restraint imposed by this Agreement is reasonable with respect to subject mailer, time period and geographical area.

10. Defined Terms.

(a) “Calendar Quarter Anniversary” shall mean Quarter anniversaries to be updated based upon quarter in which grant was issued, , 2010; xxxx30th, 2010, September 30th, 2010, December 31st, 2010 and each March 31, June 30, September 30 and December 31 that occurs during the years 2011, 2012, 2013 and 2014.

(b) “Cause” shall have the meaning assigned to such term in the Plan.

(c) “Change of Control Transaction” shall mean (i) a merger, share exchange, consolidation or reorganization which will result in the stockholders of the Company immediately prior to such event holding securities or other rights immediately after such event that represent less than fifty percent (50%) of the voting power and equity ownership of the surviving, acquiring or successor entity or (ii) a transaction in which any entity or person, other than a person or entity who was a stockholder of the Company as of the Grant Date, becomes the beneficial owner of more than fifty percent (50%) of the outstanding Common Stock, calculated on a fully-diluted basis, by means of a purchase or acquisition of the Company’s securities from stockholders of the Company, whether by tender offer or otherwise.

(d) “Disability” shall have the meaning assigned to such term in the Plan.

(e) “Good Reason” shall have the meaning assigned to such term in the Grantee’s employment agreement with the Company or, if the Grantee’s employment agreement does not define such term or the Grantee is not party to an employment agreement with the Company, such term shall mean (i) any involuntary reduction in the Grantee’s base salary (that does not correspond to either (A) a material change or reduction in the duties of the Grantee which is at the request or consent of the Grantee, or (B) any equal percentage reduction in the base salaries of all of the Company’s officers approved by the Company’s board of directors, but in no event will such reduction be greater than fifteen percent (15%) of base salary), (ii) any non-consensual required relocation of the Grantee’s principal place of employment within the United States and beyond a sixty (60) mile radius of the Grantee’s then principal place of employment that is permanent or lasts for longer than ninety (90) days, or (iii) any involuntary material change in the duties of the Grantee.

(f) “Grant Date” means add Month, day, 2010.

(g) “Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own directly or indirectly in excess of 5% of the Company’s voting capital stock on a fully-diluted basis (a “5% Owner”), who does not control, is not controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

(h) “Permissible Transferee” shall mean any parent, spouse or lineal ancestor or descendant (including those legally adopted) of the Grantee or any trust or other similar entity established solely for the benefit of the Grantee or one- or more of the aforementioned individuals.

(i) “Qualified Public Offering” means the sale in an underwritten public offering registered under the Securities Act of shares of the Company’s Common Stock having an aggregate offering value of at least $40 million.

(j) “Qualified Sale of the Company” means a Sale of the Company or Change in Control Transaction pursuant to which at least 50% of the consideration received by the holders of Common Stock consists of cash or marketable securities.

(k) “Sale of the Company” means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire all or substantially all of the Company’s assets determined on a consolidated basis.

(l) “Trigger Date” shall mean the date on which (i) a Qualified Sale of the Company is consummated or (ii) all lock-up, market stand-off and similar trading restrictions on the Restricted Shares imposed in connection with the consummation of a Qualified Public Offering are terminated.

11. Limitation on Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its stockholders to terminate your duties as an employee at any time (with or without Cause), nor confer upon you any right to continue as an employee of the Company for any period of time, or to continue your present (or any other) rate of compensation.

12. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

13. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

16. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

17. Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules, regulations and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law principles, of the State of Washington.

18. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you at the address appearing on the signature page to this Agreement and to the Company at Motricity, Inc., 601 108th Avenue NE, Suite 800, Bellevue, WA 98004, Attn: Chief Executive Officer, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

19. Entire Agreement. This Agreement and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your Restricted Shares.

*****

Signature Page to Restricted Stock Grant Agreement

Please execute the extra copy of this Agreement in the space below and return it to Motricity, Inc. to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

MOTRICITY, INC.

By:
Name:
Title:

Enclosures:	Extra copy of this Agreement
Copy of the Plan

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of

Award Recipient’s Name

CONSENT

The undersigned spouse of Participant hereby acknowledges that I have read the foregoing Restricted Stock Grant Agreement and that I understand its contents. I am aware that the Agreement imposes restrictions on the transfer of the Restricted Shares. I agree that my spouse’s interest in the Restricted Shares is subject to this Agreement and any interest I may have in such Restricted Shares shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement.

I am aware that the legal, financial, and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

Name of Spouse:

Witness